UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 23, 2015

Date of Report (Date of earliest event reported)

Flex Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2015, the Board of Directors (the “Board”) of Flex Pharma, Inc., a Delaware corporation (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Roderick MacKinnon, M.D. to fill a vacancy on the Board. Dr. MacKinnon was designated as a Class I member of the Board to serve until the 2016 annual meeting of the Company’s stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Dr. MacKinnon has not been designated to serve on any committees of the Board.

There are no arrangements or understandings between Dr. MacKinnon and any other person pursuant to which he was elected as a director.  Dr. MacKinnon will be paid cash compensation in the same manner as the Company’s other non-employee directors. Information concerning the current cash compensation of the Company’s directors is set forth in the Company’s final prospectus dated January 28, 2015 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 29, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the Company’s formation in 2014, the Company and Dr. MacKinnon, Bruce Bean, Ph.D., Christoph Westphal, M.D., Ph.D. and Donald MacKinnon (collectively, the “Founders”) entered into several agreements, including a founders agreement, a royalty agreement, a technology assignment agreement and restricted stock purchase agreements, which are described below.

On February 25, 2014, the Founders entered into a Founders Agreement (the “Founders Agreement”), which was adopted by the Company on February 27, 2014. Under the Founders Agreement, the Company agreed to issue shares of Common Stock to the Founders and also provided anti-dilution protection to the Founders pursuant to which the Company was required to issue additional shares to the Founders upon the occurrence of certain events. In addition, the Founders Agreement required the Company’s scientific Founders to transfer to the Company intellectual property relating to the Company’s business, outlined the terms of advisory services to be provided by the Company’s scientific Founders, described the vesting terms for the shares to be issued to the Founders and granted the Founders a royalty relating to any future sales of the Company’s products. The Company also agreed to reimburse Dr. MacKinnon, Dr. Bean and Mr. MacKinnon up to an aggregate of $70,000 associated with patent costs previously incurred by such individuals. The parties’ obligations under each of these provisions were subsequently implemented pursuant to a patent assignment agreement, a technology assignment agreement, restricted stock purchase agreements and a royalty agreement among the parties. The Founders Agreement was amended on March 21, 2014 to terminate all of the parties’ rights and obligations, other than the Founders’ anti-dilution protection and certain miscellaneous provisions. The Founders Agreement was terminated in its entirety on April 10, 2014.

On March 20, 2014, the Company entered into a Royalty Agreement with the Founders (the “Royalty Agreement”). Under the Royalty Agreement, the Company is obligated to pay the Founders a royalty of 2%, in the aggregate, of gross sales of any product sold by the Company or by any of the Company’s licensees for use in the treatment of any neuromuscular disorder, and that uses, incorporates or embodies, or is made using any of the Company’s intellectual property, including any know-how. The Royalty Agreement grants the Founders certain audit rights and requires any license or sublicense granted by the Company be consistent with the terms and conditions of the Royalty Agreement. The term of the Royalty Agreement is perpetual.

On March 20, 2014, the Company entered into a Technology Assignment Agreement (the “Technology Assignment Agreement”) with certain of the Founders and Catalyst Research, LLC, an entity formed by certain of the Founders primarily for the purpose of paying costs associated with the preparation and prosecution of patent applications. Under the Technology Assignment Agreement, certain of the Founders and Catalyst Research, LLC assigned to the Company all of the technology, and intellectual property rights related to the technology, described in patent applications set forth in an exhibit to the agreement.

On March 7, 2014 and April 9, 2014, the Company and Dr. MacKinnon entered into a restricted stock purchase agreement and a restricted stock award agreement, respectively, pursuant to which the Company issued Dr. MacKinnon an aggregate of 416,978 shares of the Company’s Common Stock in accordance with the Founders Agreement. The shares of Common Stock issued to Dr. MacKinnon are subject to a repurchase option in favor of the Company, which vests over a four-year period tied to Dr. MacKinnon’s continuous service with the Company, subject to certain acceleration provisions.

Dr. MacKinnon is also a Co-chair of the Company’s Scientific Advisory Board, and Dr. MacKinnon and the Company have entered into a letter agreement in connection with his service on the Scientific Advisory Board.  Under the letter agreement, Dr. MacKinnon is entitled to receive a $60,000 annual retainer, payable quarterly, which amount has been increased to $90,000.  The letter agreement also provides that Dr. MacKinnon will receive the same number of stock options granted to other members of the Scientific Advisory Board.  To date, the Company has granted Dr. MacKinnon an aggregate of 56,041 stock options, which vest over a four-year period from the dates of grant.

Descriptions of the Founders Agreement, Royalty Agreement and Technology Assignment Agreement were included in the Company’s final prospectus dated January 28, 2015 and filed with the SEC on January 29, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with his appointment to the Board, Dr. MacKinnon has entered into the Company’s standard form of Indemnity Agreement, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-201276) filed with the SEC on January 13, 2015. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. MacKinnon for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: February 27, 2015
	By:	/s/ John McCabe
John McCabe
Vice President, Finance